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Gabriel Mendez <techmangabe@gmail.com>

Welcome to the AVG Affiliate Program

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AVG Technologies <noreply@cj.com> **Mon, Jul 18, 2011 at 7:50 AM**
Reply-To: noreply@cj.com
To: techmangabe@gmail.com


WELCOME TO THE AVG AFFILIATE PROGRAM

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Dear GABRIEL MENDEZ,

Welcome to the AVG Affiliate program. We're excited to have you on board and look forward to a long and successful partnership with you.

AVG is a leading international developer of Internet threat protection solutions for consumers, SMBs and small enterprises. Trusted by over 110 million people, protecting what's important inside computers – music, photos, documents allowing users to bank, shop and safely.

As one of our partners, you can expect:

- **25% commission** on all sales referred from your web site.
- A wide range of creative banners, text links, flash spotlights and product feeds
- Tailored creative to your requirements (just let us know what you need)
- **60 day referral period**
- HTML newsletters and creative to support your site
- Affiliate focussed newsletters
- Performance based incentives and bonuses
- Visibility of the other offline and online promotional activity
- Rewards and special deals for top performing partners

It couldn't be simpler! When a customer clicks on one of your links and purchases within 60 days, you will receive a commission of 25% of the sale value!

To help you get started, here are a couple of links that you can use on your site immediately:

AVG SALE